                                                                   Exhibit 99.1
                                                                   ------------


FOR IMMEDIATE RELEASE                      Contact:
                                           Jan A.  Sneed       (212) 546-2422
                                           Steven G. Felsher   (212) 546-2440


                             GREY GLOBAL GROUP INC.
                REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS

New York, New York - February 27, 2004--Grey Global Group Inc. (NASDAQ: GREY) today announced its results for the fourth quarter and the full year 2003.


RESULTS
-------
Revenues
--------
The Company reported a 9.5% increase in fourth quarter commissions and fees ("revenues") when compared to the same quarter in 2002. Revenues for the full year were up 9.0% versus 2002. Revenue growth in the fourth quarter and the full year were attributable principally to improvement in the Company's North American operations and the impact of a weaker dollar on non-North American ("international") revenues. On a constant currency basis, revenues for the quarter and the year were up 3.0% and 2.0%, respectively.

Revenues for the North American operations increased by 11.9% for the quarter and 5.5% for the full year, with exchange rate movements having only a marginal impact on the results. International operations reported revenue increases of 7.5% and 12.0% for the quarter and the full year, respectively; absent the effect of the exchange rate movements, international operations would have shown revenues down 3.0% for the fourth quarter and .3% for the full year.

Net Income
----------
Net income for the fourth quarter of 2003 was $14.7 million, up 54.2% from the results of the corresponding quarter in the previous year. For the full year, net income was $29.1 million, an increase of 59.3% for the full year. Exchange rate movements did not have a material impact on the reported net income.

Basic and diluted earnings per common share for the three months ended December 31, 2003 were $11.38 and $10.51, respectively, compared to $6.90 and $6.27 for the same quarter in 2002. For the full year 2003, basic and diluted earnings per common share were $21.76 and $20.03, respectively, compared to $13.28 and $12.08 for 2002.


Company Comment
---------------
The challenging market environment which we have had in North America the last few years seemed to abate as 2003 progressed and there are signs of improvement in the future. In 2003, the Company experienced its third year of difficult trading conditions in Europe. This was most noticeable in Scandinavia where the Company incurred substantially greater operating and other losses in 2003.

Since the beginning of 2003, Grey Global Group companies won major new business assignments around the world. Importantly, we continued growing with our major global clients including Procter & Gamble, GlaxoSmithKline, British American Tobacco, Novartis and Volkswagen.

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                                                          MORE..................

GREY/2003 Company Comment
Page Two

A number of significant new assignments were secured by multiple business units working collaboratively; these included the win of Kmart in the United States by Grey Worldwide, our principal advertising agency network, MediaCom, G2 Worldwide, our brand strategy and design consultancy, Alliance, our entertainment event specialist, and other units. Grey Worldwide and MediaCom came together for the global launch of Nokia's n gage game platform. Visa's business in much of the developing world was won by Grey Worldwide and G2 Worldwide. Grey Worldwide, G2 Worldwide, Grey Direct and Grey Interactive together won a major assignment from Deutsche Telecomm for Internet services.

In addition, around the world, various Grey Global Group business units had new business wins from such well-known marketers as Coca Cola, Monsanto, AOL, Allianz and Johnson & Johnson.






                                    * * * * *

Grey Global Group ranks among the largest global communications companies in the world. Grey Global Group operates branded independent business units in many communications disciplines including general advertising, public relations/public affairs, direct marketing, internet communications, healthcare marketing, brand strategy and design, and on-line and off-line media services.

-------------------------------------------------------------------------------


(Part of this announcement may contain forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed with the Securities and Exchange Commission, including but not limited to the last section of the Management's Discussion and Analysis entitled "Forward Looking Statements" contained in the Company's most recent Form 10-Q and in other filings.)



                                 (Chart follows)


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          Grey Global Group Inc. and Consolidated Subsidiary Companies
                 Condensed Consolidated Statements of Operations

--------------------------------------------------------------------------------------------------
                                                                For the Three Months
                                                                  Ended December 31
                                                    ----------------------------------------------
 (in thousands, except share and per share data)           2003                    2002
--------------------------------------------------------------------------------------------------
 Commissions and fees                                    $ 365,191              $ 333,604

 Income of consolidated companies before taxes on
 income                                                     30,325                 21,955
 Provision for taxes on income                              17,197                 11,251
 Minority interest applicable to consolidated
 companies                                                   1,311                   (759)
 Equity in earnings of nonconsolidated
 affiliated companies                                          238                   (429)
                                                   -----------------------------------------------
 Net income                                              $  14,677              $   9,516
                                                   ===============================================

 Weighted average number of common  shares
 outstanding
   - Basic                                               1,289,238              1,243,324
                                                   ===============================================
    - Diluted                                            1,400,003              1,374,971
                                                   ===============================================
 Earnings  per common share (Note 1)
   - Basic                                                 $ 11.38                $  6.90
                                                   ===============================================
   - Diluted                                               $ 10.51                $  6.27
---------------------------------------------------===============================================



--------------------------------------------------------------------------------------------------
                                                                For the Twelve Months
                                                                  Ended December 31

                                                   -----------------------------------------------
(in thousands, except share and per share data)             2003                    2002
--------------------------------------------------------------------------------------------------

 Commissions and fees                                   $1,307,266             $1,199,708

 Income of consolidated companies before taxes on
 income                                                     66,125                 42,972
 Provision for taxes on income                              34,990                 21,529
 Minority interest applicable to consolidated
 companies                                                  (2,718)                (4,005)
 Equity in earnings of nonconsolidated
 affiliated companies                                          659                    817
                                                  -----------------------------------------------
Net income                                              $   29,076             $   18,255
                                                  ===============================================

Weighted average number of common  shares
outstanding
  - Basic                                                1,277,539              1,245,856
                                                  ===============================================
   - Diluted                                             1,395,199              1,380,698
                                                  ===============================================
Earnings  per common share (Note 1)
  - Basic                                                 $  21.76               $  13.28
                                                  ===============================================
   - Diluted                                              $  20.03               $  12.08
        ---------------------------------------------------======================================

1. After giving effect to amounts attributable to redeemable preferred stock and for diluted net income per common share (i) to the assumed exercise of dilutive stock options, (ii) to the shares issuable pursuant to the Company's Senior Management Incentive Plan and (iii) to the assumed conversion of the 8 1/2% Convertible Subordinated Debentures which were converted at year end.

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